BYLAWS
                                      OF
                      OPTICAL RESOURCE MANAGEMENT, INC.
                              TABLE OF CONTENTS

Art. 1: Offices

1.01 Registered Office & Agent
1.02 Other Offices

Art. 2: Shareholders

2.01 Place of Meetings
2.02 Annual Meetings
2.03 Voting List
2.04 Special Meetings
2.05 Notice
2.06 Quorum
2.07 Majority Vote; Withdrawal of Quorum
2.08 Method of Voting
2.09 Record Date; Closing Transfer Books
2.10 Action Without Meeting
2.11 Order of Business at Meetings

Art. 3: Directors

3.01 Management
3.02 Number; Qualification; Election; Term
3.03 Change in Number
3.04 Removal
3.05 Vacancies
3.06 Election of Directors
3.07 Place of Meetings
3.08 First Meetings
3.09 Regular Meetings
3.10 Special Meetings
3.11 Quorum; Majority Vote
3.12 Compensation
3.13 Procedure
3.14 Action Without Meeting
3.15 Interested Directors, Officers and
     Shareholders

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Art. 4: Executive Committee

4.01 Designation
4.02 Number; Qualification; Term
4.03 Authority
4.04 Change in Number
4.05 Removal
4.06 Vacancies
4.07 Meetings
4.08 Quorum; Majority Vote
4.09 Compensation
4.10 Procedure
4.11 Action Without Meeting
4.12 Responsibility

Art. 5: Notice

5.01 Method
5.02 Waiver

Art. 6: Officers & Agents

6.01 Number; Qualification, Election; Term
6.02 Removal
6.03 Vacancies
6.04 Authority
6.05 Compensation
6.06 President
6.07 Vice-President
6.08 Secretary
6.09 Assistant Secretary
6.10 Treasurer
6.11 Assistant Treasurer

Art. 7: Certificates and Shareholders

7.01 Certificates
7.02 Issuance
7.03 Payment for Shares
7.04 Subscriptions
7.05 Lien
7.06 Lost, Stolen or Destroyed Certificates
7.07 Registration of Transfer
7.08 Registered Owner

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Art. 8: General Provisions

8.01 Dividends and Reserves
8.02 Books and Records
8.03 Annual Statement
8.04 Checks and Notes
8.05 Fiscal Year
8.06 Seal
8.07 Indemnification
8.08 Resignation
8.09 Amendment of Bylaws
8.10 Action Without Meeting by Use of a
     Conference Telephone
8.11 Construction
8.12 Table of Contents; Headings

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                             Article 1: Offices

1.01 Registered Office & Agent. The registered office of the corporation shall be at 10124 Brentridge Court, Dallas, Texas 75243. The name of the registered agent at such address is George E. Orm III, O.D.

1.02 Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                           Article 2: Shareholders

2.01 Place of Meetings. All meetings of the shareholders for the election of directors shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of the shareholders, commencing with the year 1995, shall be held each year on such date and at such time and place as may be selected by the board of directors. If such a day is a legal holiday, then the meeting shall be on the next secular day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Voting List. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for the period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the president, the secretary, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

2.05 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the

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purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon paid.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is presented or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which

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case, written ballots shall be used.

2.09 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than fifty days prior to the meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The signed consent, or a signed copy, shall be placed in the minute book.

2.11 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the board of directors:

    ( 1) call to order;
    ( 2) proof of due notice of meeting;
    ( 3) determination of quorum and examination of proxies;
    ( 4) announcement of availability of voting list (see Bylaw 2.03);
    ( 5) announcement of distribution of annual statement, if any (see
         Bylaw 8.03);
    ( 6) reading and disposing of minutes of last meeting of shareholders; ( 7) reports of officers and committees;
    ( 8) appointment of voting inspectors;
    ( 9) unfinished business;
    (10) new business
    (11) nomination of directors;
    (12) opening of polls for voting;
    (13) recess;
    (14) reconvening; closing of polls;
    (15) report of voting inspectors;
    (16) other business;
    (17) adjournment.

                             Article 3: Directors

3.01  Management. The business and affairs of the

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corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the shareholders.

3.02 Number; Qualification; Election; Term. The board of directors shall consist of Four (4) directors, none of whom need be shareholders or residents of any particular state. The directors shall be elected at the annual meeting of the shareholders, except as provided in Bylaws 3.03 and 3.05. Each director elected shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of directors may be increased or decreased from time to time by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05 Vacancies. Any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.06  Election of Directors. Directors shall be elected by plurality vote.

3.07 Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

3.08 First Meetings. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of share-holders, and at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.

3.09 Regular Meetings. Regular meetings of the board of directors may be-held without notice at such time and place as

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shall from time to time be determined by the board.

3.10 Special Meetings. Special meetings of the board of directors may be called by the president or the secretary, on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.11 Quorum; Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute, or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

3.13 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

3.14 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

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3.15  Interested Directors, Officers and Shareholders.

       (a) Validity. If paragraph (b) below is satisfied, no contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

       (b) Disclosure; Approval; Fairness. Paragraph (a) above shall apply only if:

           (1) The material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed:

               a. to the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

               b. to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

            (2) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors, a committee of the board, or the shareholders.

       (c) Non-Exclusive This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                       Article 4: Executive Committee

4.01 Designation. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

4.02  Number; Qualification; Term. The executive committee

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shall consist of one or more directors, one of whom shall be the president. The executive committee shall serve at the pleasure of the board of directors.

4.03 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

4.04 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

4.05 Removal. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in paragraph 4.01.

4.07 Meetings. Time, place and notice (if any) of executive committee meetings shall be determined by the executive committee.

4.08 Quorum, Majority Vote. At meetings of the executive committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the executive committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.09  Compensation. See paragraph 3.12.

4.10 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action

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so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

4.12 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                             Article 5: Notice

5.01 Method. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a director or a shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a shareholder or a director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stamped in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                          Article 6: Officers and Agents

6.01  Number: Qualification; Election: Term.

     (a) The corporation shall have:

          (1) a president, a vice-president, a secretary and a treasurer; and

          (2) Such other officers (including a chairman of the board and additional vice-presidents) and assistant officers and agents as the board of directors may think necessary.

      (b) No officer or agent need be a shareholder, a director or a resident of any particular state.

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      (c) Officers named in Sec. 6.01(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Sec. 6.01(a)(2) may be elected by the board at any meeting.

      (d) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term, or, if earlier, his death, resignation, or removal.

      (e) Any two or more offices may be held by the same person.

6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the board of directors.

6.06 President. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

6.07 Vice-President. The vice-presidents in the order of their seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have

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such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.08  Secretary.

      (a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for the purpose and shall perform like duties for the executive committee when required.

      (b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

      (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

      (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.09 Assistant Secretary. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.10 Treasurer.

       (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

       (b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall

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     render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

       (c) If required by the board of directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

       (d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.11 Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

                   Article 7: Certificates and Shareholders

7.01 Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice-president and such other officer or officers as the board of directors shall designate and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any such officer may be a facsimile.

7.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

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7.03  Payment for Shares.

       (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property, (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

       (b) Valuation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

       (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

       (d) Allocation of Consideration. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

7.05 Lien. For any indebtedness of a shareholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06 Lost, Stolen or Destroyed Certificates. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

       (a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

       (b) Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser

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     for value in good faith and without notice of an adverse claim; and

       (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

       (d) Other Requirements. Satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

7.07 Registration of Transfer. The corporation shall register the transfer of a certificate for shares presented to it for transfer, if:

       (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized agent; and

       (b) Guaranty and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

       (c) Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into any such a claim; and

       (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.08 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

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                        Article 8: General Provisions

8.01  Dividends and Reserves.

       (a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

       (b) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholder entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

       (c) Reserves. By resolution, the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its share-holders and board of directors, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

8.03 Annual Statement. The board of directors shall mail to each shareholder of record, at least ten days before each annual meeting a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, and surplus statement.

8.04 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or

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officers or such other person or persons as the board of directors may from time to time designate.

8.05 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

8.06 Seal. The corporate seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.07  Indemnification: Insurance.

       (a) Standard. The corporation may indemnify any person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because such person is or was a director of the corporation if such person:

         (1) conducted himself in good faith;

         (2) reasonably believed:

             a. in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interest; and

             b. in all other cases that his conduct was at least not opposed to the corporation's best interest; and

         (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       (b) Determination. A determination of indemnification under paragraph
     (a) must be made:

         (1) by a majority vote of a quorum of the board of directors consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or

         (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated to act in the matter by a majority vote of all the directors, which committee shall consist of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or

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         (3) by special legal counsel selected by the board of directors, or by a committee of the board, by a vote as set forth in the immediately preceding subparagraphs (1) or (2), or, if such a quorum cannot be obtained, or such a committee cannot be established, by a majority vote of all directors; or

         (4) by the shareholders in a vote or by written consent that excludes the shares held by directors who are named defendants or respondents in the proceeding.

       (c) Personal Benefit or Liability to the Corporation. A director may not be indemnified under paragraph (a) for obligations resulting from a proceeding:

         (1) in which a person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

         (2) in which the person is found liable to the corporation.

       (d) Expenses. A person may be indemnified under paragraph (a) against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the proceeding was brought by or in behalf of the corporation, then indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

       (e) Authorization of Indemnification. Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by subparagraph 3 of paragraph (b) for the selection of special legal counsel.

       (f) Directors. The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director if he has been

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     wholly successful, on the merits or otherwise, in the defense of the proceeding or if a court determines that a director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met any of the requirements set forth herein.

       (g) Payment or Reimbursement. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in the proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after:

         (1) The corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met such standard; and

         (2) A determination that the facts then known to those making the determination would not preclude indemnification. Determinations and authorizations of payments shall be made in the manner specified in paragraph (b) for determining if indemnification is permissible.

       (h) Witness. The corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

       (i) Officers. An officer of the corporation shall be indemnified as, and to the same extent, provided by paragraph (f) for a director and is entitled to seek indemnification under that paragraph to the same extent as a director. The corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors.

       (j) Nominees and Designees. The corporation may indemnify and advance expenses to nominees and designees who are not or were not officers, employees or agents of the corporation who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor,

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

     trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to directors.

       (k) Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving in such capacity at the request of the corporation, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against such liability.

       (l) Notice to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Section 8.07 shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting and within the 12 month period immediately following the date of the indemnification or advance.

8.08 Resignation. A director, committee member, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.09 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed at any meeting of the board of directors or of the shareholders at which a quorum is present, by the affirmative vote of a majority of the directors (at board meetings) or a majority of the voting shares (at shareholders meetings) present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

8.10 Action Without Meeting By Use of A Conference Telephone. Unless otherwise restricted by the Articles of Incorporation or Bylaws, shareholders, members of the board of directors, or members of any committee designated by such board, may participate in and hold a meeting of such shareholders, board, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute; presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business of the ground that the meeting is

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not lawfully called or convened.

8.11 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

       (a) The remainder of these Bylaws shall be considered valid and operative; and

       (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.12 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to other written material.

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